REEBOK INTERNATIONAL LTD.
              (Amounts in Thousands, Except Per Share Data)


Exhibit 11  -  Statement RE:  Computation of Per Share Earnings
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                                       Three Months Ended     Nine Months Ended
                                           September 30,        September 30,
                                       __________________      ________________

                                       1994         1993        1994       1993
                                       ____         ____        ____       ____
Primary
________________________________

Average shares outstanding            81,968      85,630      82,626     87,199

Net effect of dilutive stock options   2,123       1,276       1,978      1,918
                                     _______     _______    ________   ________
Total                                 84,091      86,906      84,604     89,117

                                     =======     =======    ========   ========

Net income                           $84,655     $63,933    $201,452   $172,730

                                     =======     =======    ========   ========

Per share amount                     $  1.01     $  0.74    $   2.38   $   1.94

                                     =======     =======    ========   ========

Fully Diluted
________________________________

Average shares outstanding            81,968      85,630      82,626     87,199

Net effect of dilutive stock options   2,228       1,276       2,228      1,965
                                     _______     _______    ________   ________

Total                                 84,196      86,906      84,854     89,164

                                     =======     =======    ========   ========

Net income                           $84,655     $63,933    $201,452   $172,730

                                     =======     =======    ========   ========

Per share amount                     $  1.01     $  0.74    $   2.37  $    1.94

                                     =======     =======    ========   ========

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